MMC Energy, Inc. Receives final Regulatory Approval for the Escondido Repowering Project
New York- July 7, 2008/ PrimeNewswire/ -MMC Energy, Inc. (NASDAQ: MMCE) announced today that it received an Authority to Construct permit from the San Diego Air Pollution Control District, the final regulatory approval required to commence its Escondido Energy Upgrade Project. MMC announced in February the receipt of a Conditional Use Permit from the City of Escondido, which was the other major permit required to commence the Upgrade Project.

The Upgrade Project will involve a full-scale repowering of MMC’s existing 44.5 MW facility in the city of Escondido, California, with a new 50-megawatt simple-cycle GE LM6000 PC Sprint ® peaking unit. The highly efficient turbines will allow MMC to increase its capacity, greatly improve efficiency and reduce emissions on a per-kilowatt basis. Construction activities are scheduled to commence in January, 2009, and the facility is expected to be in commercial operation in time to help meet peak summer demands in the fast-growing Southern California power market during the summer of 2009. The upgraded facility will be able to generate enough power to supply approximately 30,000 homes.

"This new peaking unit will enhance our existing generation portfolio,” said Harry Scarborough, MMC’s Senior Vice President for Development. "Escondido is an ideal location for power generation with the existing infrastructure allowing for an expedited construction process. This is an exciting next step in our overall California development strategy”

In addition to its Escondido Project, MMC has completed approximately fifty percent of the permitting process for its Chula Vista Energy Upgrade Project through an application filed with the California Energy Commission. MMC anticipates completing the permitting process for the 100-megawatt facility in early 2009. As two other fast track peaker projects in southern California were recently denied permits, MMC’s Upgrade Projects would be in a very favorable position to fill the critical shortfall should final state approval be received.

About MMC Energy, Inc.:

MMC, based in New York and San Diego, acquires and actively manages electricity generating and energy infrastructure-related assets in the United States. MMC is traded on the NASDAQ Global Market in the United States.

MMC's mission is to acquire, directly or through joint ventures, a portfolio of small to mid-size natural gas fueled electricity generating assets, generally below 250 megawatts or "MW."

MMC creates long-term value for its stockholders through disciplined asset acquisitions and hands-on post-acquisition asset management. MMC actively invests in electricity assets that provide essential services to key transmission-constrained markets such as California, where regulatory capacity requirements and a lack of local electricity supplies make peak electricity generation facilities valuable.

To date, MMC has acquired three electricity generating assets in California, totaling 110 MW of capacity. MMC is upgrading two of these assets, the 100 MW MMC Chula Vista Energy Upgrade Project and the 50 MW MMC Escondido Upgrade, both located in San Diego County, California, replacing the existing 44.5 MW facilities at each site.

Forward Looking Statements:

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including those statements regarding MMC's ability to expand existing generating facilities and exploit acquisition opportunities. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements, including those risks described in MMC’s Annual Report on Form 10-K, its most recent prospectus filed with the SEC on November 19, 2007 and in its other public filings. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. MMC undertakes no obligation to update these forward-looking statements.

Source: MMC Energy Inc.

Contact:

    MMC Energy Inc.
    Denis G. Gagnon, Chief Financial Officer
    (212) 977-0900
    www.mmcenergy.com

    BPC Financial Marketing
    Investor Contact:
    John Baldissera
    (800) 368-1217